As filed with the Securities and Exchange Commission on May 27, 2020.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Xenia Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0141677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(407) 246-8100
(Address of Principal Executive Offices)
 ________________________________________

Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan
(full title of the plan)
 ________________________________________
 Marcel Verbaas
Chairman and Chief Executive Officer
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(407) 246-8100

 Taylor C. Kessel
Senior Vice President and General Counsel
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(407) 246-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)
  ________________________________________
Copy to:
Cathy A. Birkeland
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
(312) 876-7681

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	2,000,000 shares	$8.14	$16,280,000.00	$2,113.14

(1)	This Registration Statement registers 2,000,000 additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Xenia Hotels & Resorts, Inc. (the “Company”) for issuance pursuant to the Xenia Hotels & Resorts, Inc., XHR Holdings, Inc. and XHR LP 2015 Incentive Award Plan (the “Plan”). These shares are in addition to the shares registered under the Plan under Registration Statement on Form S-8 (Registration No. 333-201829) filed on February 2, 2015. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind or other like change in capital structure.

(2)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act for the purpose of calculating the registration fee on the basis of $8.14 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 22, 2020.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 2,000,000 shares (the “Additional Shares”) of Common Stock of the Company to be issued under the Plan. On March 26, 2020, the Company’s Board of Directors increased the authorized number of shares under the Plan from 7,000,000 to 9,000,000, which the Company’s stockholders approved on May 19, 2020. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference and makes a part hereof the contents of the Registration Statement on Form S-8 (File No. 333-201829) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 2, 2015 relating to the registration of offers and sales of 7,000,000 shares of Common Stock under the Plan, to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company or the Plans are incorporated herein by reference:

A.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 25, 2020.
B.	The Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2020, filed with the Commission on May 11, 2020.
C.
The portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 6, 2020, incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

D.
Our Current Reports on Form 8-K filed with the Commission on March 3, 2020, March 17, 2020, March 31, 2020, April 22, 2020, and May 5, 2020, except as to any portion of such current reports furnished pursuant to Item 7.01 of Form 8-K.

E.	The description of the Company’s Common Stock contained in its Registration Statement on Form 10, as amended (File No. 001-36594), filed with the Commission on January 20, 2015 under section 12(b) of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. The Company will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of the Company’s Current Reports on Form 8-K unless, and expect to the extent, specified in such reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 4. Description of Securities

Not required to be filed with this Registration Statement.

 Item 5. Interests of Named Experts and Counsel

Not applicable.

 Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

 Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in the signature page to the Registration Statement).

99.1
Xenia Hotels & Resorts, Inc., XHR Holdings, Inc. and XHR LP 2015 Incentive Award Plan (filed as Appendix A to the Company’s Proxy Statement on Form DEF 14A filed on April 6, 2020 and incorporated herein by reference).

Item 9. Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orlando, Florida, on May 27, 2020.

Xenia Hotels & Resorts, Inc., a Maryland Corporation

By:	/s/ Marcel Verbaas
Marcel Verbaas
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Taylor C. Kessel and Marcel Verbaas, and each acting alone, his true and lawful attorney-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ MARCEL VERBAAS	Chairman and Chief Executive Officer (principal executive officer)	May 27, 2020
Name:	Marcel Verbaas

By:	/s/ ATISH SHAH	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	May 27, 2020
Name:	Atish Shah

By:	/s/ JOSEPH T. JOHNSON	Senior Vice President and Chief Accounting Officer (principal accounting officer)	May 27, 2020
Name:	Joseph T. Johnson

By:	/s/ JEFFREY H. DONAHUE	Lead Director	May 27, 2020
Name:	Jeffrey H. Donahue

By:	/s/ JOHN H. ALSCHULER, JR.	Director	May 27, 2020
Name:	John H. Alschuler, Jr.

By:	/s/ KEITH E. BASS	Director	May 27, 2020
Name:	Keith E. Bass

By:	/s/ THOMAS M. GARTLAND	Director	May 27, 2020
Name:	Thomas M. Gartland

By:	/s/ BEVERLY K. GOULET	Director	May 27, 2020
Name:	Beverly K. Goulet

By:	/s/ DENNIS D. OKLAK	Director	May 27, 2020
Name:	Dennis D. Oklak

By:	/s/ MARY ELIZABETH McCORMICK	Director	May 27, 2020
Name:	Mary Elizabeth McCormick